EXHIBIT 23.3

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Mentor Graphics Corporation on Form S-8 of our report dated January 28, 2002, relating to the consolidated financial statements of Innoveda Inc. as of December 29, 2001 and December 30, 2000 and for each of the three years in the period ended December 29, 2001, appearing in the Current Report on Form 8-K of Mentor Graphics Corporation dated May 29, 2002.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 25, 2002